Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of Federated Insurance Series:

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (File No. 33-69268) of Federated Insurance Series (comprising, respectively, the Federated American Leaders Fund II, Federated Growth Strategies Fund II, Federated Utility Fund II, Federated Prime Money Fund II, Federated Fund for U.S. Government Securities II, Federated High Income Bond Fund II, Federated International Equity Fund II and Federated Equity Income Fund II) our reports dated February 12, 1999, appearing in the annual reports to shareholders for the year ended December 31, 1998. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Public Accountants" in the Statements of Additional Information, all of which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 20, 1999